Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces First Quarter 2020 Results

First Quarter Total Revenues of $297.4 Million
First Quarter Net Loss of $17.2 million and Net Loss Per Diluted Share of $0.55
First Quarter Adjusted EBITDA of $12.4 million

Newton, MA (May 7, 2020): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended March 31, 2020.

Katie Potter, President and Chief Executive Officer, made the following statement regarding the first quarter 2020 results:

“Amidst the COVID-19 pandemic, the health and well-being of our residents, clients and team members remains Five Star’s number one priority. We are following the operating guidelines and recommendations of the CDC and federal, state and local regulatory authorities, and incorporating them into our already comprehensive infectious disease prevention policies, procedures and protocols. We also remain focused on improving our operating results and efficiencies.

In the first quarter of 2020, we generated approximately $12.4 million of Adjusted EBITDA, grew both revenues and margin in our rehabilitation and wellness services division, and made progress on team member recruiting and retention programs as well as cost-saving initiatives. We have approximately $37.0 million cash on hand and no borrowings on our $65.0 million revolving credit facility.

We expect to continue to make strides on our strategic initiatives while continuing to prioritize the health and well-being of our residents, clients and team members."

Restructuring of Business Arrangements with Diversified Healthcare Trust:

As previously announced, FVE entered into a transaction agreement, or the Transaction Agreement, with Diversified Healthcare Trust (Nasdaq: DHC) to restructure our business arrangements pursuant to which, effective January 1, 2020:

•FVE’s then existing five master leases with DHC as well as FVE’s existing management and pooling agreements with DHC were terminated and replaced with new management agreements for all of these senior living communities, together with a related omnibus agreement, the New Management Agreements;

•FVE issued 10,268,158 of its common shares to DHC and an aggregate of 16,118,849 of its common shares to DHC's shareholders of record as of December 13, 2019, or together, the Share Issuances; and

•as consideration for the Share Issuances, DHC provided to FVE $75.0 million by assuming certain of FVE's working capital liabilities and through cash payments. Such consideration, the New Management Agreements and the Share Issuances are collectively referred to as the Restructuring Transactions.

Overview and Results for the Quarter Ended March 31, 2020:

•FVE is continuing to monitor the risks related to the COVID-19 pandemic and the impact to its business and to the senior living industry as a whole. FVE’s highest priority is maintaining the health and well-being of our residents, clients and team members. As a result, we have, among other steps:

•restricted access to our senior living communities to only essential visitors and team members;

•closed our Ageility clinics for in person services;

•enhanced infectious disease prevention and control policies, procedures and protocols;

•provided additional and enhanced training to team members at all levels of the organization;

•worked with vendors to ensure adequate supplies and personal protective equipment are available to our communities; and

•limited sales and marketing activities.

•Also in connection with the COVID-19 pandemic, FVE is experiencing occupancy declines, increased labor costs and increased costs related to medical and sanitation supplies, and expects these negative trends to continue throughout at least the second quarter of 2020.

•Combined senior living revenues and management fees for communities FVE manages on behalf of DHC for the quarter ended March 31, 2020 decreased to $38.4 million from $270.5 million for the same period in 2019, primarily due to the conversion of our formerly leased senior living communities to managed communities as a result of the Restructuring Transactions, which reduced the number of communities FVE owned and leased from 190 to 24, while increasing the number of managed communities to 244 from 76 as compared the same period in 2019. Senior living revenues at communities FVE operated continuously since January 1, 2019 was $20.7 million, which represents a $0.2 million or 0.9% decrease from the same period in 2019, primarily due to declines in occupancy and average monthly rates.

•Rehabilitation and wellness services revenue for the first quarter of 2020 increased to $21.0 million from $10.4 million for the same period in 2019, primarily due to an increase in the number of outpatient clinics and the impact of $6.9 million of inpatient clinic revenue at communities FVE previously leased from DHC during the first quarter of 2019, which was previously eliminated in consolidation accounting prior to the Restructuring Transactions. Revenues increased $3.7 million compared to the March 31, 2019 pro forma results, which consider the financial results as if the Restructuring Transactions had closed on January 1, 2019, and is primarily attributable to the growth of opening 66 net new clinics throughout the second, third and fourth quarters of 2019.

•Net loss for the first quarter of 2020 was $17.2 million, or $0.55 per diluted share, compared to a net loss of $33.2 million, or $6.64 per diluted share, for the same period in 2019. Net loss for the first quarter of 2020 decreased approximately $16.0 million compared to the same period in 2019, primarily due to a decrease of $53.4 million in rent in connection with the Restructuring Transactions, partially offset by a loss of $22.9 million on the termination of our leases in connection with the Restructuring Transactions.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2020 was $(13.1) million compared to $(22.8) million for the same period in 2019. Adjusted EBITDA, as described further below, was $12.4 million for the first quarter of 2020 compared to $2.0 million for the same period in 2019. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net loss determined in accordance with GAAP to

EBITDA and Adjusted EBITDA for the quarters ended March 31, 2020 and 2019 are presented later in this press release.

•As of March 31, 2020, FVE had unrestricted cash and cash equivalents of $36.6 million, no amounts outstanding on its $65.0 million revolving credit facility and $7.4 million outstanding on a mortgage note.

Conference Call Information:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Katherine Potter, Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, and Senior Vice President and Chief Operating Officer, Margaret Wigglesworth, will host a conference call to discuss FVE's first quarter 2020 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 14, 2020. To hear the replay, dial (412) 317-0088. The replay pass code is 10141359.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE’s website about five minutes before the call. The archived webcast will be available for replay on FVE’s website following the call for about a week. The transcription, recording and retransmission in any way of FVE's first quarter 2020 conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a senior living and rehabilitation and wellness services company. As of March 31, 2020, FVE operated 268 senior living communities (31,272 living units) located in 32 states, including 244 communities (28,960 living units) that it managed and 24 communities (2,312 living units) that it owned or leased. FVE operates communities that include independent living, assisted living, continuing care retirement and skilled nursing communities. Additionally, our rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. As of March 31, 2020, Ageility operated 203 outpatient rehabilitation clinics and 41 inpatient rehabilitation clinics. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
REVENUES:
Senior living	$21,338	$266,529
Management fees	17,051	3,983
Rehabilitation and wellness services	21,043	10,406
Total management and operating revenues	59,432	280,918
Reimbursed community-level costs incurred on behalf of managed communities	232,016	74,605
Other reimbursed expenses	5,997	—
Total revenues	297,445	355,523

OPERATING EXPENSES:
Senior living wages and benefits	10,202	136,841
Other senior living operating expenses	3,294	75,737
Rehabilitation and wellness services expenses	16,566	7,820
Community-level costs incurred on behalf of managed communities	232,016	74,605
General and administrative	22,865	26,502
Rent	1,177	54,542
Depreciation and amortization	2,701	8,165
Long-lived asset impairment	—	3,148
Total operating expenses	288,821	387,360

Operating income (loss)	8,624	(31,837)

Interest, dividend and other income	339	156
Interest and other expense	(382)	(906)
Unrealized (loss) gain on equity investments	(1,462)	366
Realized (loss) gain on sale of debt and equity investments	(21)	92
Loss on termination of leases	(22,899)	—

Loss before income taxes and equity in earnings of an investee	(15,801)	(32,129)
Provision for income taxes	(1,408)	(1,490)
Equity in earnings of an investee	—	404
Net loss	$(17,209)	$(33,215)

Weighted average common shares outstanding (basic and diluted)	31,448	5,004

Net loss per share (basic and diluted)	$(0.55)	$(6.64)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands, except per share amounts)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. FVE believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA and Adjusted EBITDA to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net loss is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net loss for each of the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
	2020	2019
Net loss	$(17,209)	$(33,215)
Add (less):
Interest and other expense	382	906
Interest, dividend and other income	(339)	(156)
Provision for income taxes	1,408	1,490
Depreciation and amortization	2,701	8,165
EBITDA	(13,057)	(22,810)
Add (less):
Long-lived asset impairment	—	3,148
Unrealized loss (gain) on equity investments	1,462	(366)
Loss on termination of leases (1)	22,899	—
Transaction costs (2)	1,095	7,675
Rent reduction (3)	—	14,379
Adjusted EBITDA	$12,399	$2,026

(1) Represents the excess of the fair value of the Share Issuances of $97,899 compared to the consideration of $75,000 paid by DHC.
(2) Costs incurred related to the Restructuring Transactions.
(3) Pursuant to the Restructuring Transactions, FVE's rent payable to DHC was reduced by a total of $14,379 in the aggregate for February and March 2019 and FVE was not obligated to pay, and did not pay, such amounts to DHC. However, as the Transaction Agreement was not entered into until April 1, 2019, FVE's actual rent expense under GAAP for the three months ended March 31, 2019 was not adjusted for the rent reduction for February and March 2019 until April 2019.

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$36,641	$31,740
Accounts receivable, net of allowance	10,941	34,190
Due from related person	40,949	5,533
Debt and equity investments	19,544	21,070
Restricted cash and cash equivalents	24,290	23,995
Prepaid expenses and other current assets	16,245	17,286
Assets held for sale	—	9,554
Total current assets	148,610	143,368

Property and equipment, net	164,274	167,247
Equity investment of an investee	298	298
Restricted cash and cash equivalents	1,438	1,244
Restricted debt and equity investments	7,697	7,105
Right of use assets	20,161	20,855
Other long-term assets	4,270	5,676
Total assets	$346,748	$345,793

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,098	$30,440
Accrued expenses	15,216	53,683
Accrued compensation and benefits	19,449	35,629
Current portion of lease liabilities	2,925	2,872
Due to related persons	1,145	2,247
Mortgage note payable	369	362
Security deposits and current portion of continuing care contracts	429	434
Accrued self-insurance obligations and other current liabilities	24,326	26,089
Liabilities held for sale	—	12,544
Total current liabilities	83,957	164,300

Long-term liabilities:
Mortgage note payable	7,076	7,171
Long-term portion of lease liabilities	18,925	19,671
Accrued self-insurance obligations	35,966	33,872
Other long-term liabilities	215	798
Total long-term liabilities	62,182	61,512

Shareholders’ equity:
Common stock, par value $.01	316	52
Additional paid-in-capital	459,606	362,450
Accumulated deficit	(260,699)	(245,184)
Accumulated other comprehensive income	1,386	2,663
Total shareholders’ equity	200,609	119,981
Total liabilities and shareholders’ equity	$346,748	$345,793

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Management and Operating Revenues by Product Type

	Three Months Ended March 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$21,338	$9,563	$—	$30,901
Continuing care retirement community revenues	—	6,337	—	6,337
Skilled nursing facility revenues	—	1,151	—	1,151
Rehabilitation and wellness services revenues	—	—	21,043	21,043
Total management and operating revenues	$21,338	$17,051	$21,043	$59,432

	Three Months Ended March 31, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$126,251	$3,983	$—	$130,234
Continuing care retirement community revenues	97,495	—	—	97,495
Skilled nursing facility revenues	42,783	—	—	42,783
Rehabilitation and wellness services revenues	—	—	10,406	10,406
Total management and operating revenues	$266,529	$3,983	$10,406	$280,918

Comparable Management and Operating Revenue by Product Type (1)

	Three Months Ended March 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$20,671	$4,060	$—	$24,731
Continuing care retirement community revenues	—	1,500	—	1,500
Rehabilitation and wellness services revenues	—	—	17,216	17,216
Total management and operating revenues	$20,671	$5,560	$17,216	$43,447

	Three Months Ended March 31, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$20,849	$3,099	$—	$23,948
Continuing care retirement community revenues	—	884	—	884
Rehabilitation and wellness services revenues	—	—	10,741	10,741
Total management and operating revenues	$20,849	$3,983	$10,741	$35,573

(1) Includes data for senior living communities that FVE has continuously owned, continuously leased or continuously managed since January 1, 2019.

Supplemental Information
Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,		December 31,		September 30,	June 30,	March 31,
	2020		2019		2019	2019	2019

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$21,338		$250,060		$257,933	$263,393	$266,529
Operating income (loss)	2,301		29,194		6,636	18,542	(11,648)
Operating margin	10.8%		11.7%		2.9%	7.0%	(4.4)%
Number of communities (end of period)	24		190		190	205	208
Number of living units (end of period) (1)	2,312		20,948		20,948	21,912	22,190
Occupancy	81.3%		82.9%		82.9%	83.0%	82.9%
RevPAR (2)	$2,938		$3,974		$3,943	$3,984	$3,995

Managed Communities
Independent and assisted living communities:
Management fees	$9,563		$3,220		$3,207	$3,178	$3,099
Community-level revenues	184,455		81,188		81,380	81,926	79,916
Community operating income	41,350		15,289		16,889	20,920	21,503
Operating margin	22.4%		18.8%		20.8%	25.5%	26.9%
Number of communities (end of period)	193	(3)	69	(3)	68	68	67
Number of living units (end of period) (1)	18,395	(3)	8,106	(3)	7,937	7,853	7,535
Occupancy	82.9%		84.0%		85.3%	85.9%	86.7%
RevPAR (2)	$3,360		$3,401		$3,448	$3,477	$3,535

Continuing care retirement communities:
Management fees	$6,337		$888		$846	$846	$884
Community-level revenues	123,498		27,502		26,436	26,980	28,129
Community operating income	19,552		2,504		1,434	2,601	3,799
Community operating margin	15.8%		9.1%		5.4%	9.6%	13.5%
Number of communities (end of period)	40		9		9	9	9
Number of living units (end of period) (1) (4)	9,301		2,231		2,231	2,231	2,231
Occupancy	83.4%		83.5%		82.8%	83.6%	84.9%
RevPAR (2)	$4,426		$4,109		$3,950	$4,031	$4,204

Skilled nursing facilities (5):
Management fees	$1,151		$—		$—	$—	$—
Community-level revenues	22,956		—		—	—	—
Community operating income	1,102		—		—	—	—
Community operating margin	4.8%		—		—	—	—
Number of communities (end of period)	11		—		—	—	—
Number of living units (end of period) (1) (6)	1,264		—		—	—	—
Occupancy	73.3%		—%		—%	—%	—%
RevPAR (2)	$6,054		$—		$—	$—	$—

Supplemental Information

	Three Months Ended
	March 31,		December 31,		September 30,	June 30,	March 31,
	2020		2019		2019	2019	2019

Total managed communities:
Management fees	$17,051		$4,108		$4,053	$4,024	$3,983
Community-level revenues	330,909		108,690		107,816	108,906	108,045
Community operating income	62,004		17,793		18,323	23,521	25,302
Community operating margin	18.7%		16.4%		17.0%	21.6%	23.4%
Number of communities (end of period)	244	(3)	78	(3)	77	77	76
Number of living units (end of period) (1)	28,960	(3)	10,337	(3)	10,168	10,084	9,766
Occupancy	82.6%		83.9%		84.7%	85.4%	86.3%
RevPAR (2)	$3,820		$3,556		$3,559	$3,600	$3,688

(1) Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(2) RevPAR, or average monthly senior living revenue per available unit, is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the period ended December 31, 2019, excludes approximately $4,200 of deferred resident fees and deposits recognized due to the Restructuring Transactions.
(3) Includes one active adult community with 169 units.
(4) Includes 2,240 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5) FVE did not manage skilled nursing facilities prior to January 1, 2020.
(6) Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

Supplemental Information

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Owned and Leased Communities (1)
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,312	2,312	2,312	2,312	2,312
Occupancy	81.3%	81.4%	81.3%	81.3%	81.6%
RevPAR (3)	$2,930	$2,941	$2,954	$2,993	$2,952

Managed Communities (1)
Number of communities (end of period)	76	76	76	76	76
Number of living units (end of period) (2)	9,847	9,850	9,850	9,766	9,766
Occupancy	83.7%	84.3%	85.0%	85.4%	86.3%
RevPAR (3)	$3,596	$3,603	$3,593	$3,628	$3,688

(1) Includes data for senior living communities that FVE has continuously owned, continuously leased or continuously managed since January 1, 2019.
(2) Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3) RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period.

Supplemental Information
Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Rehabilitation and Wellness Services:
Revenues (1)(2)	$21,043	$13,645	$12,114	$11,103	$10,406
Operating income (1)	2,829	1,737	1,709	1,899	2,228
Operating margin (1)	13.4%	12.7%	14.1%	17.1%	21.4%
Number of Ageility inpatient clinics (end of period)	41	41	41	45	46
Number of Ageility outpatient clinics (end of period)	203	190	171	142	137

(1) Includes Ageility clinics and home health services.
(2) Prior to the effective date of the Transaction Agreement, revenue related to inpatient clinics at communities we previously leased from DHC was eliminated in consolidation pursuant to GAAP.

Supplemental Information
Five Star Senior Living Inc.
Owned Senior Living Communities as of March 31, 2020
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Quarterly Senior Living Revenue	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$338	$3,628	$2,198	11/19/2004	1999
2	Morningside of Auburn	Alabama	AL	42	427	2,261	1,571	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,913	30,453	15,523	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	808	18,222	12,962	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,217	25,632	18,062	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	391	9,742	5,658	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	593	15,509	10,788	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,369	25,070	17,942	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	110	649	6,835	3,277	4/1/2002	1986
10	Carriage House Senior Living	North Carolina	AL	98	1,126	8,399	5,499	12/1/2008	1997
11	Forest Heights Senior Living	North Carolina	AL	111	914	13,567	9,074	12/1/2008	1998
12	Fox Hollow Senior Living (2)	North Carolina	AL	77	984	11,026	7,392	7/1/2000	1999
13	Legacy Heights Senior Living (2)	North Carolina	AL	116	1,610	12,527	8,218	12/1/2008	1997
14	Morningside at Irving Park	North Carolina	AL	91	687	6,803	3,840	11/19/2004	1997
15	Voorhees Senior Living (2)	New Jersey	AL	104	1,172	10,241	6,252	7/1/2008	1999
16	Washington Township Senior Living (2)	New Jersey	AL	103	1,017	10,159	6,245	7/1/2008	1998
17	The Devon Senior Living	Pennsylvania	AL	84	782	6,817	3,915	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	594	1,352	503	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	465	3,654	1,835	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	786	17,399	11,503	7/15/2010	1999
	Total			2,108	$17,842	$239,296	$152,257

(1) AL is primarily an assisted living community and IL is primarily an independent living community.
(2) Encumbered property under our $65.0 million revolving credit facility.
(3) Encumbered property under our $7.4 million mortgage note.

Supplemental Information
Selected Pro Forma Condensed Consolidated Financial Information and Other Data

The following is a summary of selected financial and other data presented on a pro forma basis after giving effect to the completion of the Restructuring Transactions. The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described above, and assumes that the Restructuring Transactions occurred as of January 1, 2019. In the opinion of management, all adjustments necessary to reflect the effects of the Restructuring Transactions have been included. The unaudited pro forma condensed consolidated statement of operations and the selected financial and other data are primarily based on, and should be read in conjunction with, FVE’s unaudited condensed consolidated financial statements and accompanying notes included in FVE’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

The historical consolidated financial information for FVE included in the unaudited condensed consolidated pro forma statement of operations and selected financial and other data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on FVE’s results of operations. The unaudited pro forma condensed consolidated statement of operations and pro forma selected financial and other data should be read in conjunction with the accompanying notes. The unaudited pro forma condensed consolidated statement of operations and other selected financial and other data are provided for informational purposes only.

Supplemental Information
Five Star Senior Living Inc.
Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	Pro Forma 2019 (1)
REVENUES:
Senior living	$21,338	$20,845
Management fees	17,051	18,211
Rehabilitation and wellness services	21,043	17,293
Total management and operating revenues	59,432	56,349
Reimbursed community-level costs incurred on behalf of managed communities	232,016	253,110
Other reimbursed expenses	5,997	—
Total revenues	297,445	309,459

OPERATING EXPENSES:
Senior living wages and benefits	10,202	9,477
Other senior living operating expenses	3,294	6,813
Rehabilitation and wellness services expenses	16,566	14,707
Community-level costs incurred on behalf of managed communities	232,016	253,110
General and administrative	22,865	15,430
Rent	1,177	963
Depreciation and amortization	2,701	2,778
Long-lived asset impairment	—	3,148
Total operating expenses	288,821	306,426

Operating income	8,624	3,033

Interest, dividend and other income	339	156
Interest and other expense	(382)	(230)
Unrealized (loss) gain on equity investments	(1,462)	366
Realized (loss) gain on sale of debt and equity investments	(21)	92
Loss on termination of leases	(22,899)	—

(Loss) income before income taxes and equity in earnings of an investee	(15,801)	3,417
Provision for income taxes	(1,408)	(998)
Equity in earnings of an investee	—	404
Net (loss) income	$(17,209)	$2,823
Add (less):
Interest and other expense	382	230
Interest, dividend and other income	(339)	(156)
Provision for income taxes	1,408	998
Depreciation and amortization	2,701	2,778
EBITDA	$(13,057)	$6,673
Add (less):
Long-lived asset impairment	—	3,148
Unrealized loss (gain) on equity investments	1,462	(366)
Loss on termination of leases	22,899	—
Transaction costs	1,095	—
Adjusted EBITDA	$12,399	$9,455

Weighted average common shares outstanding (basic)	31,448	31,392
Weighted average common shares outstanding (diluted)	31,448	31,500
Net (loss) income per share (basic and diluted)	$(0.55)	$0.09
(1) See following reconciliation.

Supplemental Information

Five Star Senior Living Inc.
Pro Forma Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31, 2019
	As Reported	Restructuring Transactions	Note	Pro Forma

REVENUES:
Senior living	$266,529	$(245,684)	2(a)	$20,845
Management fee	3,983	14,228	2(b)	18,211
Rehabilitation and wellness services	10,406	6,887	2(c)	17,293
Reimbursed community-level costs incurred on behalf of managed communities	74,605	178,505	2(d)	253,110
Total revenues	355,523	(46,064)		309,459

OPERATING EXPENSES:
Senior living wages and benefits	136,841	(127,364)	2(e)	9,477
Other senior living operating expenses	75,737	(68,924)	2(f)	6,813
Rehabilitation and wellness services expenses	7,820	6,887	2(c)	14,707
Community-level costs incurred on behalf of managed communities	74,605	178,505	2(d)	253,110
General and administrative	26,502	(11,072)	2(g)	15,430
Rent	54,542	(53,579)	2(h)	963
Depreciation and amortization	8,165	(5,387)	2(i)	2,778
Long-lived asset impairment	3,148	—		3,148
Total operating expenses	387,360	(80,934)		306,426

Operating (loss) income	(31,837)	34,870		3,033

Interest, dividend and other income	156	—		156
Interest and other expense	(906)	676	2(j)	(230)
Unrealized gain on equity investments	366	—		366
Realized gain on sale of debt and equity investments	92	—		92

(Loss) income before income taxes and equity in earnings of an investee	(32,129)	35,546		3,417
Provision for income taxes	(1,490)	492	2(k)	(998)
Equity in earnings of an investee	404	—		404
Net (loss) income	$(33,215)	$36,038		$2,823
Add (less):
Interest and other expense	906	(676)		230
Interest, dividend and other income	(156)	—		(156)
Provision for income taxes	1,490	(492)		998
Depreciation and amortization	8,165	(5,387)		2,778
EBITDA	$(22,810)	$29,483		$6,673
Add (less):
Long-lived asset impairment	3,148	—		3,148
Unrealized gain on equity investments	(366)	—		(366)
Transaction costs	7,675	(7,675)		—
Rent reduction	14,379	(14,379)		—
Adjusted EBITDA	$2,026	$7,429		$9,455

Supplemental Information

	Three Months Ended March 31, 2019
	As Reported	Restructuring Transactions	Note	Pro Forma

Weighted average common shares outstanding (basic)	5,004	26,388	2(l)	31,392
Weighted average common shares outstanding (diluted)	5,004	26,496	2(l)	31,500
Net (loss) income per share (basic)	$(6.64)			$0.09
Net (loss) income per share (diluted)	$(6.64)			$0.09

See accompanying notes.

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations was derived from FVE’s historical financial statements prepared in accordance with GAAP, and should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in FVE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of what FVE’s expected actual results of operations would have been had the Restructuring Transactions described herein been completed as of the assumed dates, or of FVE’s expected results of operations for any future period. Differences could result from many factors, including future changes in FVE’s capital structure, operating expenses, revenues and cash flows.

Note 2. Pro Forma Restructuring Transactions Adjustments

The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described herein, including the conversion of all of FVE’s existing leases and management arrangements with DHC to the New Management Agreements and the Share Issuances.

FVE’s historical consolidated financial information has been adjusted in the pro forma condensed consolidated statement of operations to give effect to events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on the results of operations.

Pro Forma Condensed Consolidated Statement of Operations

a.Senior living revenue

The adjustment to senior living revenue is related to the termination and conversion of existing master leases to the New Management Agreements. The resulting revenues earned will be recognized and reported as management fee revenue in FVE's condensed consolidated statements of operations.

b.Management fee revenue

Adjustments to management fee revenue are comprised as follows:

Three Months Ended March 31, 2019
Adjustment to increase management fee revenue for existing management agreements from 3% to 5% per the New Management Agreements	$1,614
5% management fee relating to the termination and conversion of the existing master leases to the New Management Agreements	12,284
3% construction management fee relating to the termination and conversion of the existing master leases to the New Management Agreements	330
Net adjustment to management fee revenue	$14,228

c.Rehabilitation and wellness services revenue and rehabilitation and wellness services expenses

Adjustments to rehabilitation and wellness services revenue and expenses are attributable to Ageility inpatient clinics at communities where FVE leased and operated the business and where revenues and expenses were previously considered to be intercompany revenues and expenses and hence were eliminated pursuant to consolidation accounting. Upon the consummation of the Restructuring Transactions, and consistent with the existing managed communities, these revenues and

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

expenses earned at these inpatient clinics will no longer constitute intercompany revenues and expenses and thus will not be eliminated in consolidation and will be recognized and reported as rehabilitation and wellness services revenue and rehabilitation and wellness services expenses in FVE's condensed consolidated statements of operations.

d.Reimbursed community-level costs incurred on behalf of managed communities and community-level costs incurred on behalf of managed communities

Adjustments to both reimbursed community-level costs incurred on behalf of managed communities and community- level costs incurred on behalf of managed communities are related to the conversion of FVE's master leases with DHC to the New Management Agreements, which provide for reimbursement of FVE's direct costs and expenses related to such communities, inclusive of certain costs that are directly attributable to managing the communities, including personnel related costs.

e.Senior living wages and benefits

The adjustment to senior living wages and benefits is related to the conversion of all FVE's leases with DHC to the New Management Agreements. Certain of these expenses will be recognized and reported as community-level costs incurred on behalf of managed communities in FVE's condensed consolidated statements of operations (with an offsetting reimbursement from DHC recognized as revenues in the condensed consolidated statements of operations). See 2.d above.

f.Other senior living operating expenses

Adjustments to other senior living operating expenses are related to the conversion of all FVE's leases with DHC to the New Management Agreements and include, but are not limited to, utilities, housekeeping, dietary, repairs and maintenance, insurance and community-level administrative costs. These costs are reimbursable costs and treated as described in 2.d above.

g.General and administrative

Adjustments to general and administrative expenses are comprised as follows:

Three Months Ended March 31, 2019
Adjustment of certain reimbursable costs to directly support managed communities	$(3,438)
Adjustment to remove non-recurring transaction costs we previously incurred relating to the Restructuring Transactions	(7,675)
Increase in management fee to The RMR Group LLC due to increase in Ageility revenue	41
Net adjustment to general and administrative expenses	$(11,072)

h.Rent

The reduction to rent expense is for rent under the existing master leases converted to the New Management Agreements.

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

i.Depreciation and amortization

In connection with the Transaction Agreement, on April 1, 2019, we sold $49,200 of assets to DHC, as adjusted. Prior to that sale, we recorded depreciation and amortization expense with respect to those assets in operating expenses in our condensed consolidated statements of operations. Adjustments to depreciation and amortization expense reflect the amounts previously recognized during the periods presented for depreciation and amortization expense with respect to those assets.

j.Interest and other expense

Interest and other expense has been adjusted to give effect to the assumed repayment of our outstanding borrowings under our credit facility.

k.Provision for income taxes

Adjustments to provision for income taxes reflect the income tax effect of the pro forma adjustments based on the estimated effective tax rate of approximately 26.1% for the three months ended March 31, 2019.

l.Weighted average common shares outstanding - basic and diluted

The increase in FVE's basic and diluted weighted common average shares outstanding is a result of the issuance of 10,268,158 and 16,118,849 common shares to DHC and to the applicable DHC shareholders, respectively, in connection with the completion of the Restructuring Transactions based on the number of FVE common shares outstanding on December 31, 2019. FVE's diluted weighted common average shares outstanding is also impacted by the potentially dilutive restricted unvested common shares of 108,210 for the three months ended March 31, 2019. This diluted share impact is directly related to FVE's 2014 Equity Compensation Plan and was originally excluded from the as reported numbers as to include them would be antidilutive.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

▪Ms. Potter states in this press release that FVE is following the operating guidelines and recommendations of the CDC and federal, state and local regulatory authorities and incorporating them into FVE’s already comprehensive infectious disease prevention policies, procedures and protocols. When these recommendations are made and how quickly, and if, those recommendations can be adopted and incorporated into the FVE's policies, procedures and protocols is not certain. This may imply that the policies and procedures and protocols are adequate to protect FVE from potential liabilities. FVE may not be able to timely incorporate the recommendations and changes and adequately protect itself from future liabilities.

•Ms. Potter's statement that FVE generated approximately $12.4 million of Adjusted EBITDA and remains focused on improving the operating results and efficiencies, including the growth in the rehabilitation and wellness services division and cost-saving initiatives as well as remaining focused on strategic goals to ensure future successes, may imply that FVE will be profitable in the future; however, FVE's business remains subject to various risks, including overall macro economic factors in addition to market conditions of the senior living industry, rehabilitation and wellness industry and consumer demand and preferences of seniors and older adults in addition to the continuing impact of COVID-19. As a result, FVE may not be able to achieve its anticipated financial results.

▪Ms. Potter states in the press release that FVE continues to make progress with team member recruiting may imply that the FVE is able to attract, invest in and retain a high caliber workforce. However, the availability of high caliber talent, as well as the potential adverse working conditions related to COVID-19, means FVE may not be able to attract and retain a high caliber workforce despite its investments and labor initiatives. Further, FVE’s business and operations are subject to various risks, many of which are beyond its control. Therefore, even if FVE achieves its labor initiatives, it may not realize the benefits it currently expects from its investments and those initiatives..

▪Ms. Potter states that FVE's balance sheet has $37.0 million cash on hand and no borrowings on its $65.0 million revolving credit facility. This may imply that FVE has adequate cash and availability under its revolving credit facility; however, FVE's business remains subject to various risks, some of which are beyond FVE's control. In addition, FVE's ability to borrow under its revolving credit facility is subject to it satisfying certain conditions and the maximum borrowing capacity was $54.5 million as of March 31, 2020 and may not be available in the future.

▪This press release states that negative trends due to COVID-19 are expected to continue throughout at least the second quarter of 2020. The extent and duration of the COVID-19 pandemic or the severity and duration of its economic impact cannot be predicted, but are expected to be substantial.

The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.